UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023 (September 7, 2023)
________________________________________________

WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K filed on August 10, 2023, Wolverine World Wide, Inc. (the “Company”) appointed Christopher E. Hufnagel as President and Chief Executive Officer and to serve as a director of the Company, effective as of August 6, 2023. In connection therewith, on September 7, 2023, the Company entered into an Employment Agreement with Mr. Hufnagel (the “Employment Agreement”). The term of employment under the Employment Agreement is effective as of August 6, 2023 (the “Effective Time”) and will automatically renew on each anniversary of the Effective Time unless either party elects not to renew the term no later than sixty days before the then-current term ends. Under the Employment Agreement, Mr. Hufnagel will receive a base salary of $1,000,000 per year, participate in the Company’s Executive Short-Term Incentive Plan with a target bonus opportunity equal to 120% of base salary (the “Target Bonus”) and a maximum bonus opportunity equal to 200% of the Target Bonus, prorated for the period of 2023 following the Effective Time, and will continue to be eligible to receive long-term incentive compensation under the Company’s Stock Incentive Plan of 2016, as amended and restated. The terms of these plans are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 22, 2023. In addition, subject to approval by the Compensation and Human Capital Committee of the Company’s Board of Directors, Mr. Hufnagel will receive a one-time promotion equity award in the form of time-based restricted stock units with a grant date value equal to $500,000, vesting in three equal annual installments on each of the first three anniversaries of the grant date subject to continued service through each such date.

Mr. Hufnagel is subject to a covenant not to compete with the Company during the term of his employment and for one year thereafter, as well as other restrictive covenants described in the Employment Agreement. If Mr. Hufnagel’s employment is terminated by the Company without cause, or by Mr. Hufnagel with good reason, each as defined in the Employment Agreement, then subject to his execution and non-revocation of a general release of claims in favor of the Company and continued compliance with certain restrictive covenants, he will receive (i) continued base salary for 24 months, (ii) subject to timely electing continued group medical and/or dental coverage pursuant to COBRA, payment of Company COBRA premiums for up to the maximum number of moths allowable under COBRA for Employee after the date of termination, not to exceed 24 months, or, if earlier, until eligible for coverage through another employer, (iii) a pro rata target bonus for the year of termination, (iv) pro rata vesting of outstanding performance-based equity awards as though Mr. Hufnagel had retired as of his date of termination, and pro rata vesting of outstanding time-based equity awards that would have vested over the 12 month period following the date of termination, and (v) 12 months of outplacement assistance.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text thereof, which will be filed with the Company’s quarterly report on Form 10-Q for the period ending September 30, 2023.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2023	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Executive Vice President, Chief Financial Officer and Treasurer

3